Exhibit 10.1

TRANSITION, SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Transition, Separation and Release of Claims Agreement (the “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between Ocular Therapeutix, Inc. (the “Company”) and James Fortune (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the Employment Agreement dated as of June 19, 2014 (the “Employment Agreement”), under which Executive currently serves as Chief Operating Officer of the Company;

WHEREAS, the Parties mutually have agreed to establish terms for Executive’s transition and separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Separation Date; Resignation from Position(s); Transition Period —

(a) Executive’s effective date of separation from employment with the Company will be December 31, 2017 or such earlier date as may be mutually agreed upon by the Company and Executive (the “Separation Date”).  Executive hereby resigns, as of the Separation Date, from his position as Chief Operating Officer and from any and all other positions he holds as an officer or employee of the Company, and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company. (The Company agrees not to contest any application Executive may make for unemployment benefits following the Separation Date; provided, however, that the Company will not provide any false information to any government entity or fail to correct false information.) As of the Agreement Effective Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Sections 5, 6 and 7, 8 and 12 thereof shall remain in full force and effect both during the Transition Period (as defined below) and thereafter.

(b) The period between the Agreement Effective Date and the Separation Date will be a transition period (the “Transition Period”). During the Transition Period, Executive will continue to perform his regular duties as Chief Operating Officer on a full-time basis and use his best efforts to professionally, timely and cooperatively perform such duties, as well as such additional transition duties as may be requested by and at the direction of the Company, including, without limitation, assisting with the transition of his duties and responsibilities to any individual hired by the Company to assume Executive’s responsibilities, including any individual hired in the role of Chief Operating Officer or Senior Vice President of Technical Operations (collectively, the “Transition Duties”). Notwithstanding the foregoing, during the Transition Period the Company understands and agrees that Executive will be undertaking a search for new employment and shall be free to schedule job interviews as reasonably necessary during regular business hours, so long as he continues to perform his Transition Duties.   Furthermore,  should a Chief Operating Officer or Senior Vice President of Technical Operations commence employment with the Company on a date prior to the Separation Date (the “Successor Start Date”), Executive will not be required to come into the office on a full time basis after the date that is two (2) weeks following the Successor Start Date, but shall remain available thereafter and until the Separation Date, upon request by the Company, to come into the office and/or to provide information or answer questions by telephone or email related to his employment with the Company and/or the transition of his duties. During the Transition Period, Executive will continue to receive his current base salary and to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans).  Except as provided in Section 2 below, Executive shall not be entitled to a bonus for calendar year 2017.

(c) Upon the Separation Date, Executive shall be paid, in accordance with the Company’s regular payroll practices, all unpaid base salary earned through the Separation Date, including any amounts for accrued unused vacation time to which Executive is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through the Separation Date (together, the “Accrued Obligations”).  As of the Separation Date, all salary payments from the Company will cease and any benefits Executive had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement.

2.                                      Separation Benefits — In consideration of Executive’s entering into this Agreement, and provided Executive (i) signs and returns this Agreement on or before October 16, 2017, (ii) continues employment through the Transition Period in accordance with the terms hereof, and (iii) signs and returns the Additional Release of Claims attached hereto as Attachment A (the “Additional Release”) on but not before the Separation Date (provided, however, that if the Separation Date is fewer than twenty-one (21) days following the Receipt Date (as defined below), Executive must sign and return the Additional Release no earlier than the Separation Date and no later than the 22nd day after the Receipt Date), the Company will provide Executive with the following separation benefits in consideration of Executive’s commitments and obligations set forth in this Agreement and the exhibits and attachments hereto (the “Separation Benefits”):

a.              Salary Continuation — Commencing on the Company’s first regularly scheduled payroll date that follows the Additional Release Effective Date (as defined in the Additional Release) (the “Payment Commencement Date”) and continuing for twelve (12) months thereafter, Executive will receive salary continuation payments, in accordance with the Company’s regular payroll practices, in an aggregate amount equal to the base salary that Executive would have received had he remained employed with the Company between the Separation Date and the date that is twelve (12) months thereafter and continued to receive his current base salary as in effect as of the Agreement Effective Date, less all applicable taxes and withholdings (“Salary Continuation”). (Notwithstanding the foregoing, if the 60th day following the Separation Date occurs in calendar year 2018, then the Payment Commencement Date shall be no earlier than January 1, 2018.)

b.              Group Health Insurance — Should Executive be eligible for and timely elect to continue receiving for himself and his then-enrolled eligible dependents group health and/or dental insurance coverage under the law known as COBRA, the Company shall, commencing on the Separation Date, and continuing until the earlier of (x) the date that is twelve (12) months following the Separation Date, and (y) the end of the calendar month in which Executive becomes eligible to receive group health insurance coverage under another employer’s benefit plan (the “COBRA Contribution Period”), pay on Executive’s behalf the amount of the premium for such coverage at the same rate that is in effect on the Separation Date.  The balance of such premiums during the COBRA Contribution Period (if any), and all premium costs after the COBRA Contribution Period, shall be paid by Executive on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for and elects to remain enrolled in COBRA continuation coverage. Executive agrees that, should he obtain health and/or dental insurance coverage prior to the date that is twelve (12) months following the Separation Date, Executive will so inform the Company in writing within five (5) business days of obtaining such coverage.

c.               2017 Bonus — Should any annual bonus payments be made to active Company executives for calendar year 2017, Executive will be eligible to receive a bonus payment in the amount, if any, that he would have received had he remained employed with the Company through the date on which the Company pays such bonuses, based on the Board’s determination, in its sole discretion, of both Executive’s individual performance and the Company’s overall corporate performance. (For the avoidance of doubt, Executive is currently eligible for a discretionary target annual bonus of 40% of his current base salary, but such bonus, if any, may be higher or lower in the Board’s sole discretion.) Any payment made pursuant to this Section 2(c) shall be subject to applicable taxes and withholdings, and made to Executive in accordance with the Company’s regular payroll practices at the same time that the Company pays such bonuses to active and similarly situated executives who are eligible to receive such payments, but no later than March 15, 2018.

Other than the Separation Benefits and Accrued Obligations, Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company following the Separation Date. For the avoidance of doubt, the Separation Benefits described herein are in lieu of, and not in addition to, the Severance Compensation set forth in Section 4(b) of the Employment Agreement. Executive acknowledges that he will not be eligible to receive the Separation Benefits (or any payments or benefits from the Company other than the Accrued Obligations) if he fails to timely enter into this Agreement and the Additional Release.

It is intended that each installment of the separation payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”).  Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

3.                                      Release of Claims — In exchange for the consideration set forth in this Agreement, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation or termination from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws. This release of claims shall not extend to any claims Executive may have against any persons that are Released Parties to the extent such claims are (x) related solely to Executive’s ownership of the Company’s stock and (y) unrelated to Executive’s employment relationship with the Company.

4.                                      Non-Solicitation and Non-Competition Obligations — Executive acknowledges and reaffirms his non-competition and non-solicitation obligations as set forth in Section 5(b) of the Employment Agreement (the “Restrictive Covenant Obligations”), which Restrictive Covenant Obligations survive his separation from employment with the Company and shall remain in full force and effect.

5.                                      Non-Disclosure and Assignment Obligations — Executive acknowledges and reaffirms his obligation, except as otherwise permitted by Section 9 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by him during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters.  Executive also acknowledges his continuing obligations with respect to: (i) Confidential Information (as defined in the Employment Agreement) and the non-disclosure and assignment thereof, as set forth in Section

5(a) of the Employment Agreement, and (ii) Inventions (as defined by the Employment Agreement) and the assignment thereof and cooperation with respect thereto, as set forth in Section 6 of the Employment Agreement, which obligations survive his separation from employment with the Company and shall remain in full force and effect.

6.                                      Non-Disparagement — Executive understands and agrees that, except as otherwise permitted by Section 9 below, he will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters.  For the avoidance of doubt, the foregoing shall not prevent Executive from stating or repeating factual information with respect to the Company or its assets which is otherwise publicly available.  The Company agrees that its Board members and its named executive officers (as determined pursuant to Item 402(a)(3) of Regulation S-K) will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding Executive; provided, however, that nothing in this Section 6 shall restrict or otherwise limit such Board members or named executive officers from disclosing events or circumstances in such manner as they or the Company deem necessary to comply with or satisfy their or the Company’s disclosure, reporting or other obligations under applicable law.

7.                                      Return of Company Property — Executive confirms that, except as he may be specifically instructed otherwise by the Company’s Chief Executive Officer, no later than the Separation Date (or at such earlier time as requested by the Company), he will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in his possession or control and that he will leave intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment.  Executive further confirms that, except as he may be specifically instructed otherwise by the Company’s Chief Executive Officer, no later than the Separation Date (or at such earlier time as requested by the Company), he will cancel all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

8.                                      Confidentiality — Executive understands and agrees that, except as otherwise permitted by Section 9 below, the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and his agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company and except to his immediate family, legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.

9.                                      Scope of Disclosure Restrictions — Nothing in this Agreement or elsewhere prohibits Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings.  Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

10.                               Cooperation — Executive agrees that, to the extent permitted by law, he shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator.  Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in his possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that he incurs to comply with this paragraph.  Executive further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

11.                               Amendment and Waiver — This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties.  This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors.  No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

12.                               Validity — Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

13.                               Nature of Agreement — Both Parties understand and agree that this Agreement is a transition and separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

14.                               Time for Consideration and Revocation — Executive acknowledges that he was initially presented with this Agreement on October 13, 2017 (the “Receipt Date”).  Executive understands that this Agreement shall be of no force or effect unless he signs and returns this Agreement on or before October 16, 2017 (the day of such execution, the “Agreement Effective Date”).  Executive further understands that he will not be eligible to receive the Separation Benefits unless he timely signs, returns, and does not revoke the Additional Release.

15.                               Acknowledgments — Executive acknowledges that he has been given a reasonable amount of time to consider this Agreement, and at least twenty-one (21) days from the Receipt Date to consider the Additional Release (such 21-day period, the “Consideration Period”), and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement and the Additional Release.  Executive further acknowledges and agrees that any changes made to this Agreement or any exhibits or attachments hereto following his initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands that he may revoke the Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and that the release shall not be effective or enforceable until the expiration of the seven (7) day revocation period.    Executive understands and agrees that by entering into the Additional Release he will be waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he will have received consideration beyond that to which he was previously entitled.

16.                               Voluntary Assent — Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement and that he has been represented by counsel of his own choosing.  Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

17.                               Governing Law — This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.  Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement and the Additional Release or the subject matter thereof.

18.                               Entire Agreement — This Agreement, including all exhibits and attachments hereto, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s transition and separation from the Company, separation benefits and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Employment Agreement (with the exception of Sections 5, 6, 7, 8, and 12 thereof, as set forth above).

19.                               Tax Acknowledgement — In connection with the Separation Benefits provided to Executive pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Executive shall be responsible for all applicable taxes owed by him with respect to such Separation Benefits under applicable law.  Executive acknowledges that he is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Separation Benefits set forth in this Agreement.  Executive further acknowledges and agrees that the Company is not making any representations or warranties to him and shall have no liability to him or any other person if any provisions of or payments and benefits provided under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy an exemption from, or the conditions of, that section.

20.                               Counterparts — This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.  Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

OCULAR THERAPEUTIX, INC.

By:	/s/Antony Mattessich	Date: October 13, 2017
Name:	Antony Mattessich
Title:	President and Chief Executive Officer

I hereby agree to the terms and conditions set forth above.  I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this on the date below.  I further understand that the Separation Benefits are contingent upon my timely execution, return and non-revocation of the Additional Release, and that I have been given at least twenty-one (21) days to consider such Release, and will have seven (7) days in which to revoke my acceptance after I sign such Release.

James Fortune

/s/ James Fortune	Date: October 13, 2017

[Signature Page to Transition, Separation and Release of Claims Agreement]

ATTACHMENT A

ADDITIONAL RELEASE OF CLAIMS

This Additional Release of Claims (this “Additional Release”) is made as of the date set forth opposite James Fortune’s (“Executive”) signature below, by Executive.  Capitalized terms used but not defined herein have the meanings set forth in the Transition, Separation and Release of Claims Agreement (the “Separation Agreement”) to which this Additional Release is attached as Attachment A.

WHEREAS, Executive’s Separation Date has occurred on or prior to the execution of this Additional Release; and

WHEREAS, Executive is entering into this Additional Release in accordance with the terms and conditions set forth in Section 2 of the Separation Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Release — In consideration of the Separation Benefits set forth in the Separation Agreement, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Additional Release, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation or termination from, and/or ownership of securities of, the Company including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s provision of services to and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that

[Attachment A to Transition, Separation and Release of Claims Agreement — Additional Release of Claims]

Executive acknowledges that he may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws. This release of claims shall not extend to any claims Executive may have against any persons that are Released Parties to the extent such claims are (x) related solely to Executive’s ownership of the Company’s stock and (y) unrelated to Executive’s employment relationship with the Company.

2.             Return of Company Property — Executive confirms that, except as he has been specifically instructed otherwise by the Company’s Chief Executive Officer, he has returned to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in his possession or control and that he has left intact all electronic Company documents, including but not limited to those that he developed or helped to develop during his employment. Executive further confirms that, except as he has been specifically instructed otherwise by the Company’s Chief Executive Officer, he has canceled all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

3.             Business Expenses; Final Compensation — Executive acknowledges that he has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of his employment and that no other reimbursements are owed to him.  Executive further acknowledges that he has received all compensation due to him from the Company, including, but not limited to, all wages, bonuses and accrued, unused vacation time, and that he is not eligible or entitled to receive any additional payments or consideration from the Company beyond that provided for in Section 2 of the Separation Agreement.

4.             Time for Consideration; Acknowledgments — Executive acknowledges that, in order to receive the Separation Benefits, he must sign and return this Additional Release on, but not before the Separation Date (provided, however, that if the Separation Date is fewer than twenty-one (21) days following the Receipt Date, he must sign and return this Additional Release no earlier than the Separation Date and no later than the twenty-second (22nd) day after the Receipt Date).  Executive acknowledges that he has been given at least twenty-one (21) days to consider this Additional Release, and that the Company advised him to consult with an attorney of his own choosing prior to signing this Additional Release.  Executive understands that he may revoke this Additional Release for a period of seven (7) days after he signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period (the day immediately following expiration of such revocation period, the “Additional Release Effective Date”).  In the event Executive executes this Additional Release within fewer than twenty-one (21) days after the Receipt Date, he acknowledges that such decision is entirely voluntary and that he has had the opportunity to consider such release until the end of the twenty-one (21) day period.  Executive understands and agrees that by entering into this Additional Release, he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

5.             Voluntary Assent — Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Additional Release, and that he fully understands the meaning and intent of this Additional Release.  Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. Executive further states and represents that he has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

For the avoidance of doubt, this Additional Release supplements, and in no way limits, the Separation Agreement.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the Separation Benefits, to which I acknowledge I would not be entitled if I did not sign this Additional Release.  I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

James Fortune

Date: